Exhibit 10.4

COMPUTER ASSOCIATES INTERNATIONAL, INC.

HOMEOWNERS RELOCATION POLICY FOR BANDS 5 AND Z
(SENIOR EXECUTIVES)

The Company’s policies, procedures and practices, whether expressed here or elsewhere, whether oral or written, are not intended to create any promise or contractual right of employment.

Employment with the Company is at will. This means that either you or the Company may terminate the employment relationship at any time with or without cause and without prior notice. This applies to privileges and benefits as well.

This relocation policy is subject to change by the Company in its sole discretion without prior notice, to the extent permitted by applicable law.

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COMPUTER ASSOCIATES INTERNATIONAL, INC.
HOMEOWNERS RELOCATION POLICY FOR BANDS 5 AND Z (SENIOR EXECUTIVES)

INTRODUCTION

Change offers challenges and opportunities. On behalf of all your colleagues here at Computer Associates International, Inc. (Computer Associates or the Company), we want to thank you for your willingness to make this change. We hope that it will lead to personal growth, further career development, and prove mutually beneficial.

While there are many benefits available to you, you will be responsible for managing costs associated with your move and you will be expected to keep relocation costs to a minimum.

Our goal is to provide our mobile employees and their families with the tools and assistance to help them relocate in a timely and cost-effective manner.

It is our shared responsibility to communicate openly and honestly and to cooperate with one another to ensure the highest level of motivation, morale and productivity during the relocation process.

Furthermore, we are committed to ensuring that our service partners meet our requirements for efficient, customer-oriented service delivery. These selected service partners will work with you throughout your move and will be available to answer any questions that you have.

You will be asked to confirm receipt of this policy to ensure effective communication.

Best wishes to you and your family in your new location.

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ELIGIBILITY

When relocating at Computer Associates’ request, you will be eligible for the relocation assistance described in this policy if you are a full time employee or new hire in Bands 5 or Z, own and reside at the point of origination in a home that fits the criteria established by the Company described below, and your new principal place of work is at least 50 miles farther than the old residence was from the old place of work (i.e., your commute has increased more than 50 miles). The anticipated duration of your assignment must be at least one year, and the relocation of your household is necessary to significantly reduce the problems of commuting.

Certain relocation expenses for family members (spouses, partners and dependents) may also be reimbursed provided they reside with you in your permanent residence at origination.

If a family member currently living with you is also employed by the Company and will be employed by the Company at the new location, all relocation assistance and expense reimbursements will be offered and paid once.

MOVE ELIGIBILITY

To be eligible to qualify for relocation assistance, you must be able to complete your relocation within one year of the start date of your new position. After this date you will forfeit eligibility for certain benefits, like new home purchase assistance. You must also satisfy the distance requirement listed below. If you do not think you will qualify in either case, contact your Counselor (as defined below) immediately for further instructions.

1]	Mileage from your old home to your new workplace:

2]	Mileage from your old home to your old workplace:

3]	Subtract line 2 from line 1:

The result on line 3 must be equal to or more than 50 miles.

YOUR RESPONSIBILITIES

Your cooperation throughout the transfer will help to ensure your move is accomplished with the least inconvenience possible. In addition:

•	You must not contact any brokers directly until you have spoken with your Counselor. Instead, you will be referred to approved brokers at both the departure and destination locations.

•	You should retain certain receipts and other documents to verify relocation expenses and support payments made to you by Computer Associates under this policy.

•	You are expected to comply with the time frames established for the various steps of your relocation, as described in this policy.

•	You must secure necessary approvals.

•	You must prepare and submit all necessary expense reports in a timely manner.

•	You must sign your Moving & Relocation Expense Repayment Agreement in the form provided by Human Resources.

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At the conclusion of your move, we will solicit your sincere evaluation of the services made available to you.

HUMAN RESOURCES RESPONSIBILITIES

All relocation decisions relating to eligibility must be approved by Human Resources. Human Resources will also make all initial authorizations for services to all service providers. Human Resources has selected various service providers to assist with your relocation.

RELOCATION SERVICE COMPANY

Computer Associates has selected Weichert Relocation Resources, Inc. (WRRI) to assist you in selling your current home and finding and financing your home in the new location. A WRRI Relocation Counselor (Counselor) will be assigned as your liaison in coordinating all aspects of your relocation. The Counselor’s primary objectives are to provide quality service to you while cost-effectively helping us implement this policy.

FlashPoint

Your Counselor will also provide instructions for accessing FlashPoint, a customized and secure private Internet site that provides you with “anytime” access through any Internet connection. From your personalized FlashPoint homepage, you will be able to:

-	Research destination communities

-	Access helpful moving tips

-	Query expense information

-	Review benefit details

You can visit WRRI’s website at                for general information and when your Counselor provides you with your PIN number, you will be able to access your own personal information.

APPROVED REAL ESTATE FIRMS / BROKERS

The real estate firms and representatives you will be referred to must meet strict standards. You will be referred to brokers who meet these criteria and may not enter into any binding agreements with brokers who are not approved. To retain your eligibility for certain benefits, you must use approved brokers.

You must talk with your Counselor prior to contacting any real estate firms (or agents). The Counselor will then call the real estate firms/agents and explain to them their role in coordinating with WRRI in connection with certain departure and destination area activities attendant to your relocation and the Company’s relocation policy. One of the items that WRRI reviews with the departure area listing broker is the Listing Exclusion Clause, more fully described below under the heading “Listing Exclusion Clause”. The failure to include this provision in your Listing Agreement may result in certain adverse consequences.

STANDARDS FOR COMPANY-APPROVED BROKERS

•	The real estate firm/broker must have no interest (actual or contemplated) in the Company, departure property, or the home to be purchased at destination, including any business or family relationship with the owners of the properties.

•	The real estate firm/broker must have relocation-related experience, proven track records in your community, and the highest standards of customer service.

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LUMP SUM PAYMENTS

Many of the usual relocation expense areas will be handled via a lump sum payment. The lump sum payment is designed to reduce record-keeping requirements for your expenses, simplify administrative processes, and provide you with the maximum flexibility possible and the opportunity to manage your own cash flow during your relocation. If your actual expenses are less than the lump sum allowance, you may retain the unused portion. Conversely, if your expenses exceed the lump sum allowance, you will be responsible for these costs.

The amount of your lump sum payment can be determined by looking at the chart to be provided by your Counselor. The amount varies based on the various factors set forth below.

LUMP SUM COMPONENTS – The following components are included in the lump sum payment for which you are eligible:

1.	Two House Hunting Trips

•	Lodging for a total of nine nights

•	Per diem for meals

•	Mid-size rental car

•	Two round-trip airline tickets for you and your spouse/partner based upon a 14-day advance purchase or personal auto mileage. (The distance between your old location and new location must be greater than 250 miles to qualify for air transportation.)

2.	Temporary Living

•	Lodging in corporate housing (or equivalent) for 90 days

•	If lodging does not have kitchen facilities, a per diem for meals will be factored in the lump sum calculation

•	Mid-size rental car for 2 weeks

•	Coach-class airline ticket based on a 14-day advance purchase for the employee only or mileage calculated at the Company-established rate will be included

•	Five return trips home for the employee only including coach-class airline ticket based on a 14-day advance purchase.

The allowance for temporary living is of limited duration and will require that you focus your efforts to obtain a new residence quickly. Per diem rates are based on hotel costs in the new location. If your personal situation requires a longer stay, then WRRI can assist you in finding short-term furnished housing, often at a more attractive rate. However, you will bear any additional costs if you cannot obtain and occupy adequate housing in the time frames described above.

CALCULATION AND PAYMENT

Calculations will be based upon your family size, expense projections for the new location, and the elements of eligible expenses established by Computer Associates.

The applicable tax gross-up will be explained to you during the review with your Counselor of the lump sum payment calculation. For more information please refer to the “Tax Information” section or consult your Counselor.

Payment for the total lump sum amount will typically be in two equal installments:

–	The first portion will be paid to coincide as closely as possible with your house-hunting trip;

–	The second portion will be paid after your start date at your new office location.

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MISCELLANEOUS ALLOWANCE

This miscellaneous allowance is designed to assist in the various costs you experience to change auto registrations, install new appliances, move any antiques or valuables which are not covered under the shipment of household goods, or any other expense not specifically covered in some other part of this policy. You will qualify for a miscellaneous allowance equal to your new monthly salary up to a maximum of $25,000.

The miscellaneous allowance is taxable income and will generally be paid by CA in the next available payroll cycle following your start date at your new office location based on CA’s payroll cycles and processing dates.

SELLING YOUR HOME – Home Marketing Assistance and the Buyer Value Option (BVO) Program.

The objective of home marketing assistance is to help you realize the most value from the sale of your home within a reasonable period of time, enabling you and your family to purchase a home in your new location. In order to provide every opportunity for a sale to a third party, your home must be actively marketed. If you have not entered into a contract to sell your home within 180 days after the initial Listing Agreement is signed, you will no longer be eligible for the BVO program and you will only be entitled to direct reimbursement, as described below in “SELLING YOUR HOME ON YOUR OWN”.

The services offered through the program will provide you with professional expertise and will assist you in:

•	Selecting a qualified real estate broker

•	Establishing a competitive list price based on competitive market analysis

•	Developing marketing strategies to increase the likelihood of a rapid sale

The Process

Your Counselor will contact you to review your relocation benefits and answer your questions. Your Counselor will also outline the information needed from you to ensure that the home selling process proceeds quickly and smoothly.

After this conversation, your Counselor will send you an initiation package, including:

•	All required forms

•	Information on preparing, listing, and selling your home

•	Hints on home purchase in your destination location

Your Counselor will help you develop a home marketing strategy and work with you on any offers you receive and, as indicated below, will help you select a qualified real estate broker.

IT IS IMPORTANT THAT YOU NOT INITIATE ANY WORK WITH A REAL ESTATE BROKER OR LIST YOUR HOME FOR SALE WITHOUT FIRST SPEAKING TO YOUR COUNSELOR.

BVO Eligibility

The BVO program is available as a vehicle for the sale of your principal residence at the time you are asked to relocate. This coverage is limited to a one- or two-family dwelling, condominium or townhouse. You must have good and marketable title to the residence and the property must be in saleable condition (all construction completed, eligible for lender financing, etc.)

Some properties are not eligible for the BVO program without special approval from Human Resources:

•	Multiple dwellings (more than two units)

•	Homes with excessive acreage

•	Farms

•	Mobile homes

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•	Cooperative apartments

•	Vacation homes

•	Income or investment properties

•	Vacant land

•	Properties with hazardous substances that cannot be remedied

If you have any questions on program eligibility, please consult your Counselor.

The Broker Selection Process

During the selection process, we recommend that you interview the recommended brokers to assess their ability to effectively market your home. Please advise them that you are considering using their services and have been referred by WRRI. Some of the questions you might ask them to help you in your selection process are:

•	Which locations and price ranges do you have the most experience with?

•	How many similar homes have you sold in the last six months?

•	How do you intend to market my home? (How many open houses will be scheduled? What is your advertising strategy?)

Once you have selected a broker, notify your Counselor. Remember — do not sign a Listing Agreement until you have talked with your Counselor.

If you feel strongly about working with a real estate firm or a broker not recommended by WRRI, please discuss this with your Counselor. The Counselor will then contact your broker to see if he or she qualifies to participate in the BVO program explained below and explain to them various aspects of this program, including the required “Listing Exclusion Clause”.

Listing Exclusion Clause

When it is time to sign a Listing Agreement with the broker a “Listing Exclusion Clause” must be included in your Listing Agreement. Brokers are familiar with this type of clause when a homeowner is participating in a relocation program.

The following Listing Exclusion Clause is required as part of your Listing Agreement with your broker:

“It is understood and agreed that whether or not an offer is presented by a ready, willing and able buyer, no commission or compensation shall be earned by or due and payable to broker until the sale of the Property has been consummated between the owner and buyer, the deed delivered to the buyer and the purchase price delivered to the owner. The owner(s) reserves the right to sell this Property to Computer Associates International, Inc. (“Computer Associates”) or to a home sale assistance company acting on its behalf. Upon execution by Computer Associates or the home sale assistance company and the owner(s) of a Contract of Sale with respect to the Property, this Listing Agreement shall immediately terminate with no obligation on owners’ part or on the part of Computer Associates or the home sale assistance company either to pay a commission or to continue this listing.”

In addition, it is requested that the following paragraph also be included in your Listing Agreement. It is intended to confirm the fact that your Counselor has referred you to the broker providing assistance.

“In consideration of the placement of the referral, and/or the marketing and corporate information provided by Weichert Relocation Resources, Inc. (“WRRI”) to the listing broker, such broker agrees to pay WRRI a mutually agreed referral fee. The listing broker authorizes the closing agent (WRRI’s title company or

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attorney) to deduct the referral fee from the commission monies due at the closing and to pay same to WRRI directly.”

Disclosure

Real estate transactions are governed by laws and regulations designed to protect the interests of both sellers and buyers. Every home seller has certain duties and obligations to a buyer, including full disclosure of all pertinent information about the condition of the home and its surroundings. In this regard, you can protect both yourself and Computer Associates from potential litigation by the timely and thorough completion of all forms and documents pertaining to the condition of your property. It is not the intent of the Company to relieve you of your duties and obligations, including (but not limited to) completing all necessary repairs and full disclosure.

The Home Marketing Process

As explained above, your Counselor will discuss market strategies with your listing agent as soon as you have executed a Listing Agreement. The Counselor will follow up on buyer and broker comments, open house events, and showing activity, and will make recommendations on selling price adjustments, advertising strategies, and terms/conditions.

When You Receive an Offer

If you receive a bona fide purchase offer on your home at any time, contact your Counselor immediately. A “bona fide offer” is an offer from a ready, willing and able party not related to you in any way.

DO NOT SIGN ANY SALES AGREEMENT OR ACCEPT ANY DOWN PAYMENT OR DEPOSIT WITHOUT FIRST SPEAKING TO YOUR COUNSELOR.

Your Counselor will assist you in determining if the offer is in your best interest and whether the terms are acceptable to all parties. To be acceptable, the sale cannot be contingent on the sale of another property, and it should be scheduled to close within 90 days.

The Counselor will review any proposed sale agreement to ensure that it does not contain any contingency and that its terms are consistent with local custom. The Counselor will also pre-qualify your home and the potential buyer for financing. If all these are determined to be satisfactory, the Counselor will send you a Contract of Sale in which WRRI offers to buy your home at the agreed price (which will reflect any concessions to buyer) such as the payment of buyer’s closing costs, buyer’s inspection costs, repairs, allowances, etc. (and any other adjustments). Once you and WRRI have signed the Contract of Sale, the Listing Agreement with the broker will terminate and you will have no obligation to pay a broker commission thereunder.

Once you have signed the Contract of Sale and you have vacated your home, you will receive your final equity payment. The closing or settlement date of the sale will be the later of the date on which you sign the Contract of Sale or the date on which you vacate the property. All adjustments and pro rations will be made as of the settlement date.

During the period of time you remain in your home after acceptance of an offer, you are still responsible for the care and maintenance of the home (including repairs) and for your mortgage payments, taxes and insurance.

Closing the Sale and Receiving Your Equity

Upon receiving a clear title search, your Counselor will send you all the necessary closing documents. By signing these documents, you will not be required to attend the closing. As indicated above, the equity from the sale will be sent to you after your vacate date or the WRRI contract acceptance date, whichever occurs last. An Employee in Band 5 or Z that is an executive officer will not be eligible to receive an equity advance prior to the settlement date of the sale of his or her home.

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SELLING YOUR HOME ON YOUR OWN

If you choose not to work with WRRI, or do not want to follow the special rules for the BVO program, Computer Associates will reimburse your closing costs up to a maximum of 6% of the sale price of your home. However, all reimbursements will be reported as income to you. You will be responsible for all income taxes associated with the reimbursement of these costs, which can be a substantial amount. Therefore, you are strongly encouraged to participate in the BVO program if at all possible.

NEW RESIDENCE

The objective of the home finding counseling you will receive is to help you find an affordable home as quickly as possible, and to settle into a new location with the least amount of inconvenience and cost.

NEW HOME PURCHASE

If you currently own a home and wish to purchase a home in the new location, your Counselor will assess your needs and develop a profile of your preferences for commuting, lifestyle, amenities, schools, etc.

After initial counseling to assess your needs and preferences, an approved broker will assist you in organizing an area orientation of suitable, affordable communities. This representative will accompany you on your preview of specific homes that best meet your preferences. When you find the right home, the Broker will assist you in preparing the Offer to Purchase, scheduling inspections and planning your home purchase.

Building a new home is a personal decision; therefore, it is important to recognize the risks and policy limitations associated with new construction. If you decide to build a home, you will be responsible for additional costs directly resulting from this decision. The following points illustrate costs that will not be reimbursed:

•	Extensions of temporary living due to construction delays

•	Builder’s costs relative to construction loans; only one set of eligible purchase closing costs will be considered for reimbursement

You should evaluate the impact of the financial burden, equity risk and inconveniences associated with your purchase decision. Furthermore, the following characteristics of the proposed new home should be considered in making your final decision, since they may impact the long term value of the home. Is the home:

•	Located in a residential community

•	Located within an incorporated area

•	Architecturally consistent with the neighborhood

•	A resort or recreational property

•	Consistent in property acreage within the neighborhood

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NEW HOME PURCHASE ASSISTANCE/MORTGAGE PROGRAMS

This section applies to you only if you currently own your principal residence and are purchasing a home within twelve months of your effective start date at the new location. Computer Associates will pay for some of the closing costs associated with purchasing your new home.

To assist you in obtaining a mortgage, we have agreements with WRRI and GMAC Mortgage Services (GMAC) to provide special mortgage programs. Under these agreements, reimbursable closing costs will be billed directly to Computer Associates. This eliminates the necessity of obtaining an advance to pay closing costs and/or submitting relocation expense reports for reimbursement after closing as discussed below under Mortgage Programs. Although you are under no obligation to use these companies, you may find their approval and processing times are shorter than what might otherwise be available and that you qualify for more financing under their flexible underwriting guidelines and favorable reimbursement schedule. Your Mortgage Counselor will explain the following programs to you:

Pre-Approval

The pre-approved process enables you to get an early start on the mortgage process. A mortgage pre-qualification certificate is a useful tool for negotiating the purchase price of the new home. Home sellers are often willing to make concessions to buyers if they know financing will not be a problem.

Mortgage Programs

A variety of programs are available and WRRI or GMAC will help you select the right one. Once a home is selected, WRRI will expedite the closing process by finalizing the mortgage/finance process.

If you choose to work with WRRI or GMAC mortgage services, the following closing costs are eligible for payment:

•	Loan Origination Fees, discount points or mortgage broker points, subject to a maximum of one point

•	Title Insurance or fees for examination of title, as required by the lender

•	Normal and customary escrow or closing fees charged by the title company and/or the lender to close the sale (Not including items such as taxes and insurance that must be paid in advance into escrow accounts.)

•	Normal and customary attorneys’ fees

•	Normal and customary recording fees

•	Assumption or transfer fees

•	Mortgage application fees

•	Appraisal and/or survey of the new home, if required by the lender

•	Credit report charges

If you choose to use a lender other than WRRI or GMAC, you may request a cash advance of your estimated closing costs, up to a maximum of $5,000. Your lender is required to give you a “good faith estimate” well in advance of the closing. At least 10 days prior to your scheduled closing date, you should advise the Company of your request for the advance and fax a copy of the “good faith estimate” to your Counselor. To receive reimbursement for the balance of your closing costs, you must complete and submit a Relocation Expense Report that itemizes each reimbursable expense, along with a copy of the final closing statement.

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MOVING TO YOUR NEW LOCATION

Moving Your Household Goods

WRRI will handle arrangements for the movement of your household goods. Your Counselor will discuss your options and help you select the right services to expedite a cost-effective move. Computer Associates will be billed directly from the carrier for the cost of shipping your household goods. The Company does not reimburse tips to movers. Additionally, an adult must be present when your goods are packed and delivered.

Authorized Services

The Company will pay for the following services:

•	Normal packing and necessary materials

•	Transportation of household goods to the new destination

•	Normal appliance services, including wiring and plumbing modifications required within the house for disconnection and reconnection of appliances

•	Delivery to the new home. Weekend or holiday delivery should be avoided (will not be covered)

•	Normal unpacking and removal of packing materials

•	Storage for up to 60 days

The Company will not pay for the following services:

•	Exclusive use of the van, expedited service or extra drop off/pick up stops

•	Housecleaning, maid, or debris removal service at either the old or new home

•	Removal or installation of wall-to-wall carpeting, draperies and/or rods, electrical fixtures, water softeners, or similar items

•	Packing or transportation of boats, trailers, airplanes, household pets, plants, building materials, wood, or any perishable item

•	Disassembly or reassembly of children’s playhouses or swing sets, portable swimming pools, waterbeds, utility sheds, fencing, or items of a similar nature

To the extent any of these services is required, the miscellaneous allowance may be available to pay for that service.

Insuring Your Household Goods

The Company protects the full value of your shipment based on its weight. High value items must be listed on a separate inventory form and are not covered by Computer Associates. The Company cannot replace (nor will shippers agree to handle) high value items like securities, cash, art, heirlooms or precious jewelry and, therefore, we recommend you pack and transport these items yourself.

Moving Your Vehicles

Arrangements for moving your automobiles will be handled by the same carrier who handles your household goods or, in some cases, a dedicated automobile carrier. Computer Associates will pay the cost of moving up to two automobiles, provided the distance of your move is greater than 500 miles.

If the distance of your move is less than 500 miles, your mileage (at the Company’s current mileage reimbursement rates) for up to two vehicles will be reimbursed. Travel will be based on the most direct route. If you require temporary living, you may ship one vehicle ahead of time rather than renting a car for the entire period of temporary living.

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Final Move Expenses

The Company will reimburse you for actual travel and lodging expenses incurred for you, your spouse, and family members (as applicable) for your final move to the new location. Reimbursable expenses include:

•	Mileage (based on the current reimbursement rate) will be paid for the most direct route for up to two vehicles unless you choose to fly and/or ship your vehicles.

•	If you are shipping your automobile(s), you will be reimbursed for airfare for all family members at the coach class rate for one-way tickets purchased at least seven days in advance.

•	Per diem for meals and one night’s lodging.

WORKING SOLUTIONS – Work/Life & Referral Service

Whether across town or across country, Working Solutions offers comprehensive employee assistance services to help the Company’s employees and their families cope with the stress of a move, ease the transition into a new community and locate dependent care and resources in their area. Working Solutions provides information and referrals to a variety of helpful resources to assist with the move and to help you settle into the new community.

Access Working Solutions via phone at — — (or — — if you are hearing impaired) 24 hours a day.

Access Working Solutions via the Web as follows:

1.	Click the link for WorkLife from your corporate intranet or enter the URL:

2.	Follow the on-screen instructions. When prompted for an access code, enter 11610. If you have trouble logging in, contact the PeopleCall Center at — — — .

TAX INFORMATION

As you might expect, your total income will look a little different because of your move. That is because current tax law and Internal Revenue Service (IRS) regulations require that we report as income all relocation expense reimbursement made to you or paid on your behalf. Therefore, the tax effects of relocation transactions can only be determined on an individual basis. It is important that you talk to a tax professional to find out how certain kinds of assistance may affect your own tax situation. Keep in mind that Computer Associates will not reimburse tax preparation or tax counseling expenses (although your miscellaneous allowance can at your discretion be applied to these expenses).

All relocation expenses that Computer Associates pays on your behalf or directly to you are reported to the Internal Revenue Service (IRS) as compensation, which will be included in your gross annual income. The only exceptions are:

•	The expenses associated with shipment of your household goods.

•	The travel and lodging (not meals) for you and your family during the final move.

These costs are considered “excludable from income” and will not be shown on your W-2 form.

Note: This includes expenses for the day you arrive. You can include any lodging expenses you had in the area of your former home within one day after you could not live in your former home because your furniture has been moved.

Based on IRS and state requirements, Computer Associates will include reimbursed relocation expenses on your W-2 form in the year in which they are paid.

When you receive your W-2 form, you will also receive a statement detailing the relocation expenses related to your move, including money paid to you to help offset tax liability from this additional income. This is referred to as “tax gross-up”. The tax gross-up is also considered income, so in the calculation of gross-up there is an adjustment to cover this additional tax liability. Appropriate withholding for Federal,

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State, (local, Social Security, and/or Medicare) taxes will be made, and deposited with your regular withholdings.

The tax gross-up calculation will be based on the following factors:

•	How many dependents you claim and your tax filing status (single, joint, etc.).

•	Company compensation is only defined to include the annualized base salary and relocation expenses. Any commission, bonus and stock options, etc. are excluded. We will not include any spousal income (unless your spouse is also employed with Computer Associates), even if you are filing jointly.

•	The higher of the standard deduction or estimated itemized deduction of the respective taxing authorities.

•	Your destination state.

Note: You will be responsible for all local taxes applicable in either the departure or destination location. Nothing in this policy should be construed as providing, directly or indirectly, Income Tax advice. For more information about moving expenses, we suggest that you obtain IRS Publication 521 “Moving Expenses” and that you retain the services of a professional tax advisor /preparer.

The tax gross-ups to be provided by the Company for the various “relocation expense” items are outlined below. The actual gross-up decision is based on the deductibility of the item according to then current IRS tax laws.

Relocation Expense	Gross-Up	Tax Calculation
Lump Sum Payment	Yes	At individual’s tax rate
Final Move Meals	Yes	At individual’s tax rate
Mileage Reimbursement	Yes	At individual’s tax rate
Miscellaneous Allowance	No	Withhold federal, state and local taxes
Final Move Lodging/Transportation	No	None -not included in employee income
Household Goods Shipment & Storage up To 30 days	No	None -not included in employee income
30 days additional storage	Yes	At individual’s tax rate
New Home Closing Costs	Yes	At individual’s tax rate (excl. origination fee & points)
Old Homesale Through WRRI	No	Most costs are not taxable to the employee. Certain Seller costs are de minimus and are included in employee’s income. No gross-up is provided for these amounts.
Direct Reimbursement of Old Home Selling Costs	No	Employee responsible for tax liability

COMPUTER ASSOCIATES INTERNATIONAL, INC.

RENTERS RELOCATION POLICY FOR BANDS 5 AND Z
(SENIOR EXECUTIVES)

The Company’s policies, procedures and practices, whether expressed here or elsewhere, whether oral or written, are not intended to create any promise or contractual right of employment.

Employment with the Company is at will. This means that either you or the Company may terminate the employment relationship at any time with or without cause and without prior notice. This applies to privileges and benefits as well.

This relocation policy is subject to change by the Company in its sole discretion without prior notice, to the extent permitted by applicable law.

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COMPUTER ASSOCIATES INTERNATIONAL, INC.
RENTERS RELOCATION POLICY FOR BANDS 5 AND Z (SENIOR EXECUTIVES)

INTRODUCTION

Change offers challenges and opportunities. On behalf of all your colleagues here at Computer Associates International, Inc. (Computer Associates or the Company), we want to thank you for your willingness to make this change. We hope that it will lead to personal growth, further career development, and prove mutually beneficial.

While there are many benefits available to you, you will be responsible for managing costs associated with your move and you will be expected to keep relocation costs to a minimum.

Our goal is to provide our mobile employees and their families with the tools and assistance to help them relocate in a timely and cost-effective manner.

It is our shared responsibility to communicate openly and honestly and to cooperate with one another to ensure the highest level of motivation, morale and productivity during the relocation process.

Furthermore, we are committed to ensuring that our service partners meet our requirements for efficient, customer-oriented service delivery. These selected service partners will work with you throughout your move and will be available to answer any questions that you have.

You will be asked to confirm receipt of this policy to ensure effective communication.

Best wishes to you and your family in your new location.

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ELIGIBILITY

When relocating at Computer Associates’ request, you will be eligible for the relocation assistance described in this policy if you are a full time employee or new hire in Band 5 or Z, your residence at the point of origination is rented and your new principal place of work is at least 50 miles farther than the old rented residence was from the old place of work (i.e., your commute has increased more than 50 miles). The anticipated duration of your assignment must be at least one year, and the relocation of your household is necessary to significantly reduce the problems of commuting.

Certain relocation expenses for family members (spouses, partners and dependents) may also be reimbursed, provided they reside with you in your permanent residence at origination.

If a family member currently living with you is also employed by the Company and will be employed by the Company at the new location, all relocation assistance and expense reimbursements will be offered and paid once.

MOVE ELIGIBILITY

To be eligible to qualify for relocation assistance, you must be able to complete your relocation within one year of the start date of your new position. After this date you will forfeit eligibility for certain benefits. You must also satisfy the distance requirement listed below. If you do not think you will qualify in either case, contact your Counselor (as defined below) immediately for further instructions.

1]	Mileage from your old home to your new workplace:

2]	Mileage from your old home to your old workplace:

3]	Subtract line 2 from line 1:

The result on line 3 must be equal to or more than 50 miles.

YOUR RESPONSIBILITIES

Your cooperation throughout the transfer will help to ensure your move is accomplished with the least inconvenience possible. In addition:

•	You should retain certain receipts and other documents to verify relocation expenses and support payments made to you by Computer Associates under this policy.

•	You are expected to comply with the time frames established for the various steps of your relocation, as described in this policy.

•	You must secure necessary approvals.

•	You must prepare and submit all necessary expense reports in a timely manner.

•	You must sign your Moving & Relocation Expense Repayment Agreement in the form provided by Human Resources.

At the conclusion of your move, we will solicit your sincere evaluation of the policy and services made available to you.

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HUMAN RESOURCES RESPONSIBILITIES

All relocation decisions relating to eligibility must be approved by Human Resources. Human Resources will also make all initial authorizations for services to all service providers. Human Resources has selected various service providers to assist with your relocation.

RELOCATION SERVICE COMPANY

Computer Associates has selected Weichert Relocation Resources, Inc. (WRRI) to assist you in moving to the new location. A WRRI Relocation Counselor (Counselor) will be assigned as your liaison in coordinating all aspects of your relocation. The Counselor’s primary objectives are to provide quality service to you while cost-effectively helping us implement this policy.

FlashPoint

Your Counselor will also provide instructions for accessing FlashPoint, a customized and secure private Internet site that provides you with “anytime” access through any Internet connection. From your personalized FlashPoint homepage, you will be able to:

-	Research destination communities

-	Access helpful moving tips

-	Query expense information

-	Review benefit details

You can visit WRRI’s website at                for general information and when your Counselor provides you with your PIN number, you will be able to access your own personal information.

LUMP SUM PAYMENTS

Many of the usual relocation expense areas will be handled via a lump sum payment. The lump sum payment is designed to reduce record-keeping requirements for your expenses, simplify administrative processes, and provide you with the maximum flexibility possible and the opportunity to manage your own cash flow during your relocation. If your actual expenses are less than the lump sum allowance, you may retain the unused portion. Conversely, if your expenses exceed the lump sum allowance, you will be responsible for these costs.

The amount of your lump sum payment can be determined by looking at the chart to be provided by your Counselor. The amount varies based on the various factors set forth below.

LUMP SUM COMPONENTS – The following components are included in the lump sum payment for which you are eligible:

1.	One Rental Finding Trip

•	Per diem for meals

•	Lodging for four nights

•	Mid-size rental car

•	Round trip airline tickets for you and your spouse /partner based upon a 14-day advance purchase or personal auto mileage. (The distance between your old location and new location must be greater than 250 miles to qualify for air transportation.)

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2.	Temporary Living

•	Lodging in corporate housing (or equivalent) for 30 days

•	If lodging does not have kitchen facilities, a per diem for meals will be factored into the lump sum calculation

•	Mid-size rental car for 2 weeks

•	Coach class airline ticket based on a 14-day advance purchase for the employee only or mileage calculated at the Company-established rate will be included.

•	One return trip home for the employee only including a coach class airline ticket based on a 14-day advance purchase

The allowance for temporary living is of limited duration and will require that you focus your efforts to obtain a new residence quickly. Per diem rates are based on hotel costs in the new location. If your personal situation requires a longer stay, then WRRI can assist you in finding short-term furnished housing, often at a more attractive rate. However, you will bear any additional costs if you cannot obtain and occupy adequate housing in the time frames described above.

CALCULATION AND PAYMENT OF LUMP SUM

Calculations will be based upon your family size, expense projections for the new location, and the elements of eligible expenses established by Computer Associates.

The applicable tax gross-up will be explained to you during the review with your Counselor of the lump sum payment calculation. For more information, please refer to the “Tax Information” section or consult your Counselor.

Payment for the total lump sum amount will typically be in two equal installments:

•	The first portion will be paid to coincide as closely as possible with your rental finding trip;

•	The second portion will be paid after your start date at your new office location.

MISCELLANEOUS ALLOWANCE

This miscellaneous allowance is designed to assist in the various costs you experience to change auto registrations, move any antiques or valuables which are not covered under the shipment of household goods, or any other expense not specifically covered in some other part of this policy. You will qualify for a miscellaneous allowance equal to half of your new monthly salary up to a maximum of $12,000.

The miscellaneous allowance is taxable income and generally will be paid by CA in the next available payroll cycle following your start date at your new office location based on CA’s payroll cycles and processing dates.

RENTAL FINDING

If you wish to rent an apartment or home in the new location, your Counselor will assess your needs and develop a profile of your preferences for commuting, lifestyle, amenities, schools, etc. After initial counseling, an approved realtor, or apartment finding service, will be assigned to assist you in organizing an area orientation of suitable, affordable communities. When you find the right home, your Counselor will assist with any last minute details. In many areas it is customary to be charged a rental finding fee by the realtor or apartment finding company. Computer Associates will pay expenses for normal and customary rental finding fees in the new location.

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When a lease is signed in the new location, a clause allowing you to terminate the lease if you are transferred must be included.

A sample “Relocation Clause” may read as follows:

“If tenant(s) is (are) transferred by his/her/their employer to another location, this lease shall be automatically terminated provided the tenant(s) give(s) the landlord at least 30 days’ notice.”

LEASE CANCELLATION

Computer Associates will pay expenses for terminating your lease in the departure location not to exceed two (2) months’ rent. If the lease does not permit the employee to cancel and the landlord has refused to permit the employee to terminate the lease, then the lease should be reviewed by WRRI or its attorney to determine what, if any, action should be taken.

NEW HOME PURCHASE MORTGAGE PROGRAMS

Since you are renting at your present location, should you decide to purchase in the new location, you are not entitled to any home purchase or equivalent relocation benefits. However, Computer Associates can refer you to two national mortgage lenders, WRRI and GMAC Mortgage Services, who can provide a variety of mortgage options at competitive rates. You may find their approval and processing times are shorter than what might otherwise be available and that you qualify for more financing under their flexible underwriting guidelines and favorable reimbursement schedule.

MOVING TO YOUR NEW LOCATION

Moving Your Household Goods

WRRI will handle arrangements for the movement of your household goods. Your Counselor will discuss your options and help you select the right services to expedite a cost-effective move. Computer Associates will be billed directly by the carrier for the cost of shipping your household goods. The Company does not reimburse tips to movers. Additionally, an adult must be present when your goods are packed and delivered.

Authorized Services

The Company will pay for the following services:

•	Normal packing and necessary materials

•	Transportation of household goods to the new destination

•	Normal appliance services, including wiring and plumbing modifications required within the house for disconnection and reconnection of appliances

•	Delivery to the new home. Weekend or holiday delivery should be avoided and will not be covered

•	Normal unpacking and removal of packing materials

•	Storage for up to 30 days

The Company will not pay for the following services:

•	Exclusive use of the van, expedited service or extra drop off/pick up stops

•	Housecleaning, maid, or debris removal service at either the old or new home

•	Removal or installation of wall-to-wall carpeting, draperies and/or rods, electrical fixtures, water softeners, or similar items

•	Packing or transportation of boats, trailers, airplanes, household pets, plants, building materials, wood, or any perishable item

•	Disassembly or reassembly of children’s playhouses or swing sets, portable swimming pools, waterbeds, utility sheds, fencing, or items of a similar nature

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To the extent any of these services is required, the miscellaneous allowance may be available to pay for that service.

Insuring Your Household Goods

The Company protects the full value of your shipment based on its weight. High value items must be listed on a separate inventory form and are not covered by Computer Associates. The Company cannot replace (nor will shippers agree to handle) high value items like securities, cash, art, heirlooms or precious jewelry and, therefore, we recommend you pack and transport these items yourself.

Moving Your Vehicles

Arrangements for moving your automobiles will be handled by the same carrier who handles your household goods or, in some cases, a dedicated automobile carrier. Computer Associates will pay the cost of moving up to two automobiles, provided the distance of your move is greater than 500 miles.

If the distance of your move is less than 500 miles, your mileage (at the current mileage reimbursement rates) for up to two vehicles will be reimbursed. Travel will be based on the most direct route.

Final Move Expenses

The Company will reimburse you for actual travel and lodging expenses incurred for you, your spouse, and family members (as applicable) for your final move to the new location. Reimbursable expenses include:

•	Mileage (based on the current reimbursement rate) will be paid for the most direct route for one vehicle unless you choose to fly or ship your vehicle.

•	If you are shipping your automobile, you will be reimbursed for airfare for all family members at the coach class rate for one-way tickets purchased at least fourteen days in advance.

•	Per diem for meals and one night’s lodging.

WORKING SOLUTIONS – Work/Life & Referral Service

Whether across town or across country, Working Solutions offers comprehensive employee assistance services to help the Company’s employees and their families cope with the stress of a move, ease the transition into a new community and locate dependent care and resources in their area. Working Solutions provides information and referrals to a variety of helpful resources to assist with the move and to help you settle into the new community.

Access Working Solutions via phone at — — (or — — if you are hearing impaired) 24 hours a day.

Access Working Solutions via the Web as follows:

1.	Click the link for WorkLife from your corporate intranet or enter the URL:

2.	Follow the on-screen instructions. When prompted for an access code, enter 11610. If you have trouble logging in, contact the PeopleCall Center at — — — .

TAX INFORMATION

As you might expect, your total income will look a little different because of your move. That is because current tax law and Internal Revenue Service (IRS) regulations require that we report as income all relocation expense reimbursement made to you, or paid on your behalf. Therefore, the tax effects of relocation transactions can only be determined on an individual basis. It is important that you talk to a tax professional to find out how certain kinds of assistance may affect your own tax situation. Keep in mind that Computer Associates will not reimburse tax preparation or tax counseling expenses (although your miscellaneous allowance can at your discretion be applied to these expenses).

All relocation expenses that Computer Associates pays on your behalf or directly to you are reported to the IRS as compensation, which will be included in your gross annual income. The only exceptions are:

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•	The expenses associated with shipment of your household goods.

•	The travel and lodging (not meals) for you and your family during the final move.

These costs are considered “excludable from income” and will not be shown on your W-2 form.

Note: This includes expenses for the day you arrive. You can include any lodging expenses you had in the area of your former home within one day after you could not live in your former home because your furniture has been moved.

Based on IRS and state requirements, Computer Associates will include reimbursed relocation expenses on your W-2 form in the year in which they are paid.

When you receive your W-2 form, you will also receive a statement detailing the relocation expenses related to your move, including money paid to you to help offset tax liability from this additional income. This is referred to as “tax gross-up”. The tax gross-up is also considered income, so in the calculation of gross-up there is an adjustment to cover this additional tax liability. Appropriate withholding for Federal, State, local, Social Security, and/or Medicare taxes will be made, and deposited with your regular withholdings.

The tax gross-up calculation will be based on the following factors:

•	How many dependents you claim and your tax filing status (single, joint, etc.).

•	Company compensation is only defined to include the annualized base salary and relocation expenses. Any commission, bonus and stock options, etc. are excluded. We will not include any spousal income (unless your spouse is also employed with Computer Associates), even if you are filing jointly.

•	The higher of the standard deduction or estimated itemized deduction of the respective taxing authorities.

•	Your destination state.

Note: You will be responsible for all local taxes applicable in either the departure or destination location. Nothing in this policy should be construed as providing, directly or indirectly, Income Tax advice. For more information about moving expenses, we suggest that you obtain IRS Publication 521 “Moving Expenses” and that you retain the services of a professional tax advisor /preparer.

The tax gross-ups to be provided by the Company for the various “relocation expense” items are outlined below. The actual gross-up decision is based on the deductibility of the item according to then current IRS tax laws.

Relocation Expense	Gross-Up	Tax Calculation
Lump Sum Payment	Yes	At individual’s tax rate
Rental Finding Fee	Yes	At individual’s tax rate
Lease Cancellation Fee	Yes	At individual’s tax rate
Final Move Meals	Yes	At individual’s tax rate
Mileage Reimbursement	Yes	At individual’s tax rate
Miscellaneous Allowance	No	Withhold federal, state and local taxes
Final Move Lodging/Transportation	No	None -not included in employee income
Household Goods Shipment & Storage up To 30 days	No	None -not included in employee income

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Moving & Relocation Expense Repayment Agreement

Moving From Office: ____________________________                     To Office: ____________________________

I acknowledge receipt of Computer Associates International, Inc.’s (CA) Moving & Relocation Expense Repayment Agreement and agree as follows:

1. I understand and agree that if my employment is terminated for cause or if I voluntarily leave CA within two (2) years from my effective date of transfer, I will be required to repay the moving and/or relocation expenses that CA pays to me or on my behalf in connection with my relocation. The repayment that I will be required to make will be in accordance with the following schedule:

     If I voluntarily terminate my employment or am discharged for cause at any time from the signing of this Agreement through 12 full months following my effective date of transfer, I must repay 100% of the moving expenses/costs paid by CA on my behalf;

     If I voluntarily terminate my employment or am discharged for cause at any time from 13 months after my effective date of transfer through 24 months after my effective date of transfer, I must repay 50% of the moving expenses/costs paid by CA on my behalf;

     For purposes of this Agreement, termination “for cause” is defined as employment termination for any of the following reasons: (1) dishonesty, including theft; (2) insubordination; (3) job abandonment; (4) willful refusal to perform the employee’s job; (5) violation of the terms of the Company’s Employment and Confidentiality Agreement; (6) violation of the Company’s policies on discrimination, unlawful harassment or substance abuse; (7) violation of the Company’s Work Rules; (8) violation of the Company’s Workplace Violence Policy; and, (9) excessive absenteeism.

2. I understand and agree that if CA does not terminate my employment for cause and I do not voluntarily terminate my employment within two (2) years after the effective date of transfer, I will not be required to repay any portion of the moving expenses/costs paid by CA on my behalf.

3. By signing this Agreement, and to the extent permitted by law, I hereby authorize CA to deduct any repayment I may owe under this Agreement from any monies due to me, whether during my employment or after the date of my employment termination.

I understand and agree that I will pay CA any amounts owing under this Agreement within 90 days following my employment termination by sending a check or money order for the amount owed to CA’s Senior Vice President of Human Resources. I further understand and agree that this Relocation Agreement will be construed in accordance with the laws of the state of New York without regard to New York’s conflict of laws principles.

Agreed and Accepted this

___day of ___20___
Employee Name (Print)

Computer Associates International, Inc.

by
SVP Worldwide Human Resources	Employee Signature